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                                                                    Exhibit 99.1

                  AMENDMENT NO. 1 TO THE UNDERWRITING AGREEMENT

         This Amendment No. 1 ("Amendment No. 1") to the Underwriting Agreement by and between Sage Life Assurance Company of America, Inc. ("Insurer") and Sage Distributors, Inc. ("Distributor"), dated as of July 24, 2000 (the "Underwriting Agreement"), is entered into as of October 1, 2002.

         WHEREAS, Insurer and Distributor previously entered into the Underwriting Agreement pursuant to which Distributor provides certain underwriting services to Insurer;

         WHEREAS, Insurer and Distributor desire to amend the Underwriting Agreement to provide for the full reimbursement by Insurer of Distributor's costs of performing such underwriting services for Insurer;

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained in this Amendment No. 1 and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged, Insurer and Distributor hereby agree as follows:

         1.       AMENDMENTS TO THE UNDERWRITING AGREEMENT.

                  1.1 Section 2 of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

                  COMMISSIONS; EXPENSES; BOOKS AND RECORDS; PAYMENTS; INSURER'S EXPENSES; REGULATORY REQUIREMENTS

                  A. COMMISSIONS. Commissions resulting from transactions in the Sage Variable Products through Distributor shall be paid by Insurer to Distributor. Distributor agrees that in the event any Sage Variable Product is tendered for redemption within seven days of the date of the sale or if it is returned under the free look provision of any state, all commissions paid with respect to that product shall be returned to Insurer. Commissions paid to Distributor shall be used by Distributor to pay all commissions or other transaction-based compensation payable in connection with the sales of any Sage Variable Products to any registered person who has earned the commission. It is understood, however, that the laws of many states in which the commissions are earned require that the commissions and any other transaction-based compensation be paid to an insurance agency and through the insurance agency to the individuals entitled to receive the compensation. To comply with those laws, the commissions and other transaction-based compensation may be retained by Insurer for payment directly by insurer to the persons entitled to receive those commissions and transaction-based compensation. It is understood that in connection with those payments, all individuals who receive such compensation must be registered as representatives of Distributor or Selling Brokers under applicable securities laws, licensed as insurance agents under applicable insurance laws and appointed to sell the Sage Variable Products by Insurer. Furthermore, all compensation so paid shall be allocated to Distributor and shown on the books and records of Distributor as if it were paid to Distributor.

                  B. EXPENSES. Insurer hereby agrees that it shall reimburse Distributor for any and all other costs and expenses incurred by Distributor in providing the underwriting services to Insurer pursuant to this Agreement to the extent such costs exceed any income Distributor actually receives in connection with providing such underwriting services. The charge to Insurer for such underwriting services shall be determined by Distributor and shall be equal to the result of (i) plus (ii) minus (iii), where

                  (i) is all direct and directly allocable costs incurred by Distributor reasonably and equitably determined to be attributable to selling the Sage Variable Products, including without limitation, (x) any and all compensation that become payable to those Registered Representatives of Distributor who are employees of Distributor and/or Insurer fully dedicated to the sale of the Sage Variable Products, excluding commissions and transaction-based compensation payable to Registered Representatives of Distributor for wholesaling and referral activities (it being agreed that the actual payment to the
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Registered Representatives may be by Insurer or an affiliate under a common
Paymaster Agreement) and (y) all of Distributor's other costs incurred in marketing the Sage Variable Products, including all travel expenses related thereto and the costs of printing and distributing any advertising materials or sales literature; and

                  (ii) is a reasonable charge for overhead, the amount of such charge for overhead to be agreed upon by the parties hereto from time to time (it being agreed that the overhead charge may be for shared services provided by an affiliate under a cost sharing agreement); and

                  (iii) is any and all income Distributor actually receives in connection with providing the underwriting services to Insurer pursuant to this Agreement.

                  Notwithstanding the foregoing, the maximum amount of net expenses as determined above for which Insurer shall be responsible to Distributor under this subsection b, shall not in any calendar month exceed an amount equal to $800,000, or such other amount as may be agreed to by Insurer and Distributor from time to time. In the event the amount so determined is a negative amount, Distributor shall not be required to reimburse Insurer for the negative amount. Furthermore, it is understood that the amounts so determined shall not be cumulative so that negative amounts shall not be included in determining the reimbursement amount for each succeeding month. It is also agreed that any individual expenditure described in clause (i)(y) in the immediately preceding paragraph in excess of $25,000 shall be approved in advance by Insurer; and any amount of travel or related expenses shall only be reimbursable by Insurer to the extent such expenses are incurred in a manner consistent with Insurer's own internal policies related to the incurrence and documentation of travel or related expenses by Insurer's employees. The bases for the determination of the amount of costs of Distributor to be reimbursed by Insurer shall be established, modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the incidence of cost actually incurred by Distributor in connection with providing underwriting services to Insurer.

                  C. BOOKS AND RECORDS. Distributor shall be responsible for maintaining full and accurate books, records and accounts of all underwriting services rendered pursuant to this Agreement in accordance with applicable laws and regulations in such a way as to disclose clearly and accurately the nature and detail thereof, including without limitation, such accounting information as is necessary to support the reasonableness of charges under this Agreement and such additional information as Insurer may reasonably request for purposes of its internal bookkeeping and accounting operations. Distributor shall also reflect on its books and records all commissions and transaction based compensation payable for the sale of Sage Variable Products as if all such commissions and compensation were paid to it and then paid by it to the individuals entitled to receive such compensation. All commissions must be reported on Distributor's FOCUS and NASD Fee Assessment reports as if they had been received directly by Distributor. All records of Insurer and Distributor concerning the sales of the Sage Variable Products and commissions paid in connection with those sales must be available for inspection and audit by the Distributor and its regulators, including the SEC and the NASD.

                  D. PAYMENTS. Distributor shall submit to Insurer within fifteen (15) days after the end of each calendar month a written statement of the amount estimated to be owed by Insurer for underwriting services pursuant to this Agreement in that calendar month, and Insurer shall pay to Distributor within thirty (30) days following receipt of such written statement the amount set forth in the statement, unless Insurer notifies Distributor in writing that such charges are disputed. Unless Distributor and Insurer can reconcile any such dispute, they shall agree to the selection of a firm of independent certified public accountants that shall determine the charges properly allocable to Insurer and shall, within a reasonable time, submit such determination, together with basis therefor, in writing to Distributor and Insurer, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by Distributor and Insurer.
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                  E. INSURER'S EXPENSES. Insurer shall be responsible for all costs it incurs in registering or qualifying the Sage Variable Products for sale with the SEC and with the various state regulators and for all costs incurred in preparing and printing prospectuses, statements of additional information, marketing materials and such other documents as are required to maintain the registration and qualification of the Sage Variable Products with the SEC and the states.

                  F. REGULATORY REQUIREMENTS. It is understood that nothing in the Underwriting Agreement as amended by this Amendment shall relieve Distributor of its obligations to supervise its Registered Representatives and to comply with all applicable rules and regulations applying to broker-dealers of the SEC, NASD, and state securities regulators. It is further understood and agreed that these regulatory requirements include the obligation of Distributor to have one of its Registered Principals review, approve and, if necessary, file with the NASD, all advertising used in connection with the sale of the Sage Variable Products, before any of such advertising is used.

                  1.2 Section 7(d) of the Underwriting Agreement is hereby amended by deleting reference to "Mr. Christopher O'Gorman" and inserting in its place "Mr. Robin I. Marsden."

         2. EFFECTIVE DATE. The Insurer shall file this Amendment No. 1 with the Insurance Commissioner of the State of Delaware, and this Amendment No. 1 shall be of no force and effect until (i) a thirty-day period, or such shorter period as the Insurance Commissioner of the State of Delaware may permit, has elapsed since the date of such filing and (ii) the Insurance Commissioner of the State of Delaware has not disapproved this Amendment No. 1 during such period. Upon so becoming in force and effect, this Amendment No. 1 shall be effective from and after October 1, 2002.

         3. CONFIRMATION OF THE AGREEMENT. Except as amended hereby, the Underwriting Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first above written.

                                   SAGE LIFE ASSURANCE OF AMERICA, INC.



                                   By: /S/ ROBIN I. MARSDEN
                                       --------------------------------
                                           Robin I Marsden
                                           President and Chief Executive Officer

                                   SAGE DISTRIBUTORS, INC.


                                   By: /S/ ROBIN I. MARSDEN
                                       --------------------------------
                                           Robin I. Marsden
                                           President and Chief Executive Officer